Exhibit 99.1

TIAA Retirement Annuity Accounts

TIAA Real Estate Account

Real Estate — As of 9/30/2022

Portfolio Net Assets	Inception Date	Symbol	Estimated Annual Expenses[1,2]
$31.6 Billion	10/02/1995	QREARX	0.77%

Investment Description

The Account seeks to generate favorable total returns primarily through the rental income and appreciation of a diversified portfolio of directly held, private real estate investments and real estate-related investments while offering investors guaranteed daily liquidity. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate–related investments. The remainder of its investments will be invested in liquid, fixed-income investments.

Learn More

For more information please contact:
800-842-2252
Weekdays, *8 a.m. to 10 p.m. (ET)*,
or visit **TIAA.org**

Performance

	Total Return		Average Annual Total Return				
	QTD	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	1.16%	12.11%	18.78%	9.86%	7.97%	8.01%	6.66%

The returns quoted represent past performance, which is no guarantee of future results. Returns and the principal value of your investment will fluctuate. Current performance may be higher or lower than that shown, and you may have a gain or a loss when you redeem your accumulation units. For current performance information, including performance to the most recent month-end, please visit TIAA.org, or call 800-842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these waivers or reimbursement arrangements, performance may be lower.

[1] The total annual expense deduction, which includes investment management, administration, and distribution expenses, mortality and expense risk charges, and the liquidity guarantee, is estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.

[2] The Account's total annual expense deduction appears in the Account's prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on September 30, 2012 and redeemed on September 30, 2022.

— TIAA Real Estate Account $21,602


$26,500
$21,500
$16,500
$11,500
$6,500
$1,500
9/12
9/14
9/16
9/18
9/20
9/22
9/22

The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type (As of 9/30/2022)

	% of Real Estate Investments[3,4]
Industrial	28.4
Office	27.5
Apartment	26.7
Retail	12.2
Other	5.2

Properties by Region (As of 9/30/2022)

	% of Real Estate Investments[3]
West	39.1
South	30.6
East	26.5
Midwest	3.7
Foreign	0.1

[3] Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

[4] Other properties represents interests in Storage Portfolio investments, a hotel investment and land.

TIAA

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 9/30/2022 Continued on next page… Portfolio Composition (As of 9/30/22) Investments by Type % of Net Assets Real Estate Properties (Net Of Debt) 61.3% Real Estate Joint Ventures 23.3% Marketable Securities - Other 8.4% Loans Receivable (Net Of Debt) 3.9% Real Estate Funds 2.8% Real Estate Operating Business 2.0% Other (Net Receivable/Liability) -1.7% Top 10 Holdings 5 (As of 9/30/22) % of Total Investments 6 Ontario Industrial Portfolio 3.6% Simpson Housing Portfolio 3.3% Fashion Show 2.5% The Florida Mall 2.0% 1001 Pennsylvania Avenue 1.9% Storage Portfolio II 1.7% Lincoln Centre 1.5% Great West Industrial Portfolio 1.5% 701 Brickell Avenue 1.4% 99 High Street 1.3% Total 20.7% Market Recap Economic Overview and Outlook Despite continued inflationary pressures, the global economy is starting to normalize. Prices are falling for durable goods as demand has dried up, though rents continue to rise, supported by undersupply and rising wages. Consumers are willing to pay high prices for some consumer discretionary goods, such as those related to travel. Meanwhile, tighter monetary policy is behaving as expected on parts of the economy — like housing — most sensitive to interest rate changes. Understandably, investors are focused on areas where conditions remain abnormal: The labor market imbalance favors workers and will tend to push wages higher. However, energy prices remain highly volatile and hugely influential on policymakers, adding uncertainty to our outlook. U.S. GDP is projected to increase by 1.9% quarter-over-quarter (seasonally adjusted annualized rate) in Q3 2022 and 1.6% year-over-year. The economy is projected to gain 1.1 million jobs in Q3 2022, according to the nonfarm payroll measurement from the U.S. Bureau of Labor Statistics, bringing the unemployment rate down to 3.5% as of September 2022. The world is not inching back to normal in unison. Countries with lower personal income levels and more dependence on energy imports will likely suffer more severe slumps than those in which inflation is moderating, and real incomes are rising. The dollar's sharp appreciation may also stress governments or companies outside the U.S. with dollar-denominated liabilities. Investors should assess whether those risks — which apply to many emerging markets as well as Europe and parts of Asia — are adequately priced into financial markets. We continue to be impressed with consumers’ resilience as they save less to grow their spending well in excess of inflation. Their efforts are keeping the global economy upright. Strong hiring demand and wage growth are helping, as are the still-large stock of excess savings on household balance sheets and the legacy of low interest rates keeping debt service costs manageable. But this resilience has a downside if it encourages central banks to press harder on the brake to slow inflation. If consumers continue to be unusually resistant to rising rates, it may give central banks the green light to continue to raise interest rates. Markets continue to view all data through the prism of how central banks will respond, which explains why negative inflection points for equities have come just after unexpectedly strong labor market data. Central banks, especially in Europe, are hiking rates to soften economic conditions, inviting a form of stagflation should energy prices fail to come down quickly. Additionally, when markets began to price in more accommodative policy, as in July, central banks forced the markets to go back on that stance. With the U.S. Fed leading the inflation-fighting charge, we expect the U.S. dollar to remain strong and U.S. rates to rise somewhat further and remain there for longer than what has been priced in. The U.S. Federal Reserve raised its policy rate by 75 basis points (bps) for the third straight meeting, bringing its target rate range to 3.00% - 3.25%. The Fed's forecasts now call for rates to rise by December to a 4.25% - 4.50% range and move slightly higher in 2023. Having staked a claim as an inflation fighter at any cost, we expect that Chair Jay Powell will follow through on this commitment until the rate of price increases slows to 2%. Fed tightening is exerting a noticeable force on the U.S. economy as the Fed likely wants to bring the U.S. growth rate below its 1.8% trend, which may discourage companies from hiring new workers. A variety of factors have helped bolster U.S. consumers. First, households still have trillions in excess savings from the pandemic and the related stimulus programs. Second, household debt service costs are still close to an all-time low, thanks to the legacy of low interest rates over the past decade until this year. Third, recent falling gasoline prices have helped real income growth turn positive for the first time in a year. Last, job security is still unusually high, arming consumers with the confidence to spend more and save less. In the near term, the Fed has the best chance of affecting the labor market. Debt service costs are slowly rising even when policy rates are moving quickly, and most homeowners are paying off their mortgages at meager rates. Credit card balances are increasing but remain below their pre- pandemic levels as consumers paid down debt during the first year of the pandemic. But by softening the labor market, the Fed can strike at the hidden heart of consumer confidence: workers' conviction that they are unlikely to lose their jobs and could find other gainful employment quickly. While the macro outlook is uncertain, we think the U.S. economy can avoid a severe recession that would trigger a rise in corporate defaults. Absent that deterioration in credit markets, valuations are attractive, mainly for investors focused on increasing the yield in their portfolios. This is even truer in municipal markets, where balance sheets are very strong, but the abrupt rise in interest rates has caused municipal bonds to sell off disproportionately.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 9/30/2022 Continued on next page… Real Estate Market Conditions and Outlook Real estate has produced strong returns over the last few years and has priced in the effects of higher inflation and monetary policy to a more limited extent than other asset classes. Higher market rents, particularly from industrial, storage, and housing properties, are translating into strong net operating income growth, and investors are continuing to view real estate as a key portfolio diversifier in a high-inflation environment. However, while commercial real estate (“CRE”) investments have been more insulated from market volatility, CRE appreciation has been slightly negative over the past quarter as values correct due to upward pressure on cap rates. The office sector has continued to underperform due to changes in structural demand initially caused by the pandemic. Vacancy levels remain high, tenant demand is low, and hybrid work policies muddy the outlook for an eventual recovery. The medical office buildings sub-sector, supported by the rise in outpatient procedures and aging demographics, remains an exception. In contrast, we increasingly see value in strip center retail. The U.S. is experiencing more store openings than closings, especially in neighborhood retail, which has been particularly resilient during the pandemic. Values in cyclical sectors, such as lodging and gaming, and sectors with the strongest appreciation over the last year, such as single-family rental and life science, may continue to correct in the short term due to cap rate expansion. However, apartments, particularly affordable apartments and manufactured homes, may outperform due to a decrease in mortgage demand, which will support the rental market. According to Real Capital Analytics, U.S. real estate transaction volumes are down 41% year-to-year as of August 2022. Thus far in 2022, apartments and industrial have captured approximately 61% of total U.S. transaction volumes, illustrating the strong investor interest in these two property types. The Account earned a net return of 1.16% in the third quarter of 2022 and 18.78% since September 30, 2021. The strong performance over the last year was a product of material appreciation within the industrial, housing, and alternative real estate sectors. Favorable borrowing costs and attractive supply and demand fundamentals resulted in increased investor demand for real estate investments in 2021 and early 2022, which was the dominant contributor to appreciation. However, as borrowing costs continue to rise, investor appetite across all sectors has declined. While still positive, the third quarter net return is lower than recent prior quarters and reflects the impact of broader economic conditions. The Account has been focused on improving portfolio diversification over the past several years, targeting a reduction of lower-growth assets and acquiring assets with higher growth prospects and economic resiliency. However, the Account has been less active from an acquisition standpoint in 2022 due to the ongoing market volatility. Important Information 5 The commercial real property holdings listed are subject to change and may not be representative of the Account’s current or future investments. The property holdings listed are part of the Account’s long-term investments and exclude liquid, fixed-income investments and other securities held by the Account. The property holdings do not include the Account’s entire investment portfolio and should not be considered a recommendation to buy, sell or hold a particular security or other investment. 6Real estate fair value is presented gross of debt. Investments in joint ventures are represented at net equity value. Simpson Housing Portfolio is held in a joint venture with Simpson Housing LP, in which the Account holds an 80% interest, and is presented gross of debt. As of September 30, 2022, the debt had a fair value of $380.3 million. Fashion Show is held in a joint venture with General Growth Properties, in which the Account holds 50% interest, and is presented gross of debt. As of September 30, 2022, the debt had a fair value of $400.8 million. The Florida Mall is held in a joint venture with Simon Property Group, LP, in which the Account holds a 50% interest, and is presented gross of debt. As of September 30, 2022, the debt had a fair value of $299.2 million. 1001 Pennsylvania Avenue is presented gross of debt. As of September 30, 2022, the debt had a fair value of $302.9 million. Storage Portfolio II is held in a joint venture with Extra Space Properties 134, LLC, in which the Account holds a 90% interest, and is presented gross of debt. As of September 30, 2022, the debt had a fair value of $171.4 million. 701 Brickell Avenue is presented gross of debt. As of September 30, 2022, the debt had a fair value of $172.8 million. 99 High Street is presented gross of debt. As of September 30, 2022, the debt had a fair value of $263.3 million. Real estate investment portfolio turnover rate for the Account was 5.1% as of 9/30/2022. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period. Marketable securities portfolio turnover rate for the Account was 4.1% as of 9/30/2022. Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period. Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 9/30/2022 Continued on next page… This material is for informational or educational purposes only and does not constitute investment advice under ERISA, a securities recommendation under federal securities laws, or an insurance product recommendation under state insurance laws or regulations. This material is intended to provide you with information to help you make informed decisions. You should not view or construe the availability of this information as a suggestion that you take or refrain from taking a particular course of action, as the advice of an impartial fiduciary, as an offer to sell or a solicitation to buy or hold any securities, as a recommendation of any securities transactions or investment strategy involving securities (including account recommendations), a recommendation to rollover or transfer assets to TIAA or a recommendation to purchase an insurance product. In making this information available to you, TIAA assumes that you are capable of evaluating the information and exercising independent judgment. As such, you should consider your other assets, income and investments and you should not rely on the information as the primary basis for making investment or insurance product purchase or contribution decisions. The information that you may derive from this material is for illustrative purposes only and is not individualized or based on your particular needs. This material does not take into account your specific objectives or circumstances, or suggest any specific course of action. Investment, insurance product purchase or contribution decisions should be made based on your own objectives and circumstances. The purpose of this material is not to predict future returns, but to be used as education only. Contact your tax advisor regarding the tax implications. You should read all associated disclosures. TIAA-CREF Individual & Institutional Services, LLC, Member FINRA and SIPC, distributes securities products. Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value. THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161. A Note About Risks In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests. The risks associated with investing in the TIAA Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus. ©2022 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017 2460056